Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RELATIONSERVE MEDIA, INC.” , CHANGING ITS NAME FROM “RELATIONSERVE MEDIA, INC. ” TO “SENDTEC, INC. ”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 2006, AT 12:56 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State
3946943 8100 060672831	AUTHENTICATION: 4904375 DATE: 07-17-06

State of Delaware Secretary of State Division of Corporations Delivered 12:56 PM 07/17/2006 FILED 12:56 PM 07/17/2006 SRV 060672831 - 3946943 FILE

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

RELATIONSERVE MEDIA, INC.

Under Section 242 of the Delaware General Corporation Law

It is hereby certified that:

1 The name of the corporation is RelationServe Media, Inc

2 The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by amending and restating Article FIRST thereof as follows:

FIRST: The name of this corporation is SendTec, Inc

3 The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware pursuant to a resolution adopted by the Corporation’s Board and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with Section 222 of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation.

IN WITNESS WHEREOF, said RelationServe Media, Inc. has caused this Certificate to be signed by Paul Soltoff, its Chief Executive Officer, and attested by Donald Gould, its Secretary this 17th day of July, 2006

RELATIONSERVE MEDIA, INC

By:	/s/ Paul Soltoff
Name:	Paul Soltoff
Title:	Chief Executive Officer

ATTEST:

By:	/s/ Donald Gould
Name:	Donald Gould
Title:	Secretary